UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM 8-K
_______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021
_____________________________________

SelectQuote, Inc.
(Exact name of registrant as specified in its charter)
_____________________________________________

Delaware	001-39295	94-3339273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(Address of principal executive offices) (Zip code)

(913) 599-9225
(Registrant’s telephone number, including area code)

No change since last report
(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SLQT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2021, SelectQuote, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment Agreement”) with certain of its existing lenders and Morgan Stanley Capital Administrators, Inc., as administrative agent (the “Administrative Agent”), amending that certain Credit Agreement, dated as of November 5, 2019 (as in effect prior to the Amendment Agreement, the “Existing Credit Agreement” and as amended by the Amendment Agreement, the “Amended Credit Agreement”), by and among the Company, the lenders and other parties from time to time party thereto and the Administrative Agent.

The Amendment Agreement amends the Existing Credit Agreement to, among other things, (i) provide for (x) approximately $231.0 million senior secured incremental term loan and (y) a $145.0 million senior secured delayed draw term loan facility, which may be drawn from time to time subject to certain conditions, (ii) reduce the Company’s interest rate on term loan borrowings, and (iii) make certain changes to the covenants in the Credit Agreement governing the Company’s operating flexibility. The proceeds of the Amendment Agreement and the Amended Credit Agreement will be used to prepay $84.0 million of outstanding term loans, finance permitted acquisitions and investments, pay certain transaction expenses, and for general corporate purposes.

The Amended Credit Agreement contains customary affirmative and negative covenants and events of default. In addition, the Amended Credit Agreement contains a financial covenant, requiring the Company and certain of its subsidiaries to maintain a minimum asset coverage ratio.

The obligations of the Company under the Amended Credit Agreement are guaranteed by certain of the Company’s subsidiaries, and secured by a security interest in all assets of the Company, subject to certain exceptions detailed in the Amended Credit Agreement and related ancillary documentation.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Amendment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit
10.1
First Amendment to Credit Agreement, dated as of February 24, 2021, by and among SelectQuote, Inc., the lenders and other parties party thereto and Morgan Stanley Capital Administrators, Inc., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTQUOTE, INC.

Date: February 24, 2021	By: /s/ Raffaele Sadun
Name: Raffaele Sadun
Title: Chief Financial Officer